PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated February 9, 2010)	Registration No. 333-164314

18,000,000 Shares of Common Stock

Procera Networks, Inc. is offering 18,000,000 shares of its common stock.

Our common stock is currently listed on the NYSE Amex Equities U.S. Market under the symbol “PKT.”  On March 1, 2010, the last reported sales price for our common stock on the NYSE Amex Equities U.S. Market was $0.49 per share.  We are offering these shares of common stock on a best efforts basis primarily to institutional investors. We have retained Merriman Curhan Ford & Co. to act as the placement agent in connection with this offering.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-2.

	Per Share	Total
Offering price	$0.40	$7,200,000
Placement agent fees	$0.028	$504,000
Proceeds, before expenses, to us	$0.372	$6,696,000

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $150,000. The placement agent is not required to sell any specific number or dollar amount of the shares of common stock offered in this offering, but will use its best efforts to sell the shares of common stock offered.  The placement agent will receive a warrant to purchase from us 180,000 shares of common stock.  Pursuant to an escrow agreement among us, the placement agent and an escrow agent, a portion of the funds received in payment for the shares sold in this offering will be wired to an escrow account and held until we and the placement agent notify the escrow agent that the offering has closed, indicating the date on which the shares are to be delivered to the purchasers and the proceeds are to be delivered to us.

Delivery of the shares of common stock will be made on or about March 4, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merriman Curhan Ford & Co.

The date of this prospectus supplement is March 1, 2010.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the common stock being offered by us, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering of common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.”

THE OFFERING

Common stock offered by us:	18,000,000 shares

Common stock outstanding before the offering:	94,082,724 shares

Common stock to be outstanding after the offering:	112,082,724 shares

Use of proceeds:
We currently intend to use the net proceeds from the sale of our shares of common stock covered by this prospectus for general working capital, including, among other purposes, procuring inventory for sale to our customers, increasing our research and development activities and increasing our sales and marketing activities. See “Use of Proceeds” on page S-14 for additional detail.

NYSE Amex Equities U.S. Market symbol:	“PKT”

The information above is based on 94,082,724 shares of our common stock outstanding as of March 1, 2010 and does not include:

—	9,080,724 shares of common stock issuable upon exercise of stock options outstanding as of March 1, 2010, at a weighted average exercise price of $0.99 per share;

—	4,160,021 shares of common stock issuable upon the exercise of warrants outstanding as of March 1, 2010, at a weighted average exercise price of $0.95; and

—	4,140,517 shares of common stock available for grant under our 2003 Stock Option Plan, 2004 Stock Option Plan and 2007 Equity Incentive Plan.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding options or warrants to purchase shares of common stock.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the shares of common stock that we are offering as well as information regarding our business. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement before making your investment decision.

Procera Networks, Inc.

We are a provider of broadband bandwidth management and control products for broadband communications networks. Our products enable network congestion management, network operating intelligence, and subscriber or user service management. Our products are based upon proprietary network traffic identification technology based upon deep-packet inspection, or DPI, capabilities, as well as network reporting functions. Our products are used by entities that have a broadband network, including communications service providers, universities, enterprises and government entities. The communications service providers that use our products include cable, telephone and mobile communications companies.

Our products include software applications running on a high performance hardware platform. The high performance hardware platform is designed to handle broadband network throughput ranging from 4 megabits per second to 40 gigabits per second per device. Multiple devices can be deployed in a synchronized cluster, linearly scaling to 64 devices and through-put of 2.5 terabits per second.

Network administrators typically use our products to monitor network use or traffic on an application and user-specific basis in real-time. Our products enable network administrators to improve network utilization, thereby reducing additional infrastructure investment. Our software application is branded PacketLogic TM. The PacketLogic software application has five functional modules: traffic identification and classification, traffic shaping, traffic filtering, flow statistics and web-based statistics.

We were incorporated in 2002, and in October 2003, we merged with Zowcom, Inc., a publicly-traded Nevada corporation. Our principal executive offices are located at 100 Cooper Court, Los Gatos, CA 95032. Further information can be found on our website: www.proceranetworks.com. Information found on our website is not incorporated by reference into this prospectus. Our telephone number is (408) 890-7100.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the following risks together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

Risks Related to this Offering and Ownership of Our Common Stock

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $0.40 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.29 per share in the net tangible book value of the common stock.  See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We currently anticipate using the net proceeds from this offering for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. Pending the use of the proceeds in this offering, we will invest them. However, the proceeds may not be invested in a manner that yields a favorable or any return.

Our common stock price is likely to be highly volatile.

The market price of our common stock is likely to be highly volatile as is the stock market in general, and the market for small cap and micro cap technology companies, such as ours, in particular, has been highly volatile.  Investors may not be able to resell their shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.  In addition our stock is thinly traded. We cannot assure you that our stock will trade at the same levels of other stocks in our industry or that in general, stocks in our industry will sustain their current market prices.  Factors that could cause such volatility may include, among other things:

—	actual or anticipated fluctuations in our quarterly operating results;

—	announcements of technology innovations by our competitors;

—	changes in financial estimates by securities analysts;

—	conditions or trends in the network control and management industry;

—	changes in the market valuations of other such industry related companies;

—	the acceptance by institutional investors of our stock;

—	rumors, announcements or press articles regarding our operations, management, organization, financial condition or financial statements;

—	the gain or loss of a significant customer; or

—
the stock market in general, and the market prices of stocks of technology companies, in particular, have experienced extreme price volatility that has adversely affected, and may continue to adversely affect, the market price of our common stock for reasons unrelated to our business or operating results.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

Sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

Sales of a substantial number of shares of common stock could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.  If, and to the extent, outstanding options or warrants are exercised, current stockholders will experience dilution to their holdings. In addition, shares issuable upon exercise of our outstanding warrants and stock options may be immediately sold pursuant to an effective registration statement. If a warrant or option holder exercises a warrant or an option at an exercise price that is less than the prevailing market value of our common stock, the holder may be motivated to immediately sell the resulting shares to realize an immediate gain, which could cause the trading price of our common stock to decline.

In connection with our acquisition of the Netintact entities in 2006, we entered into a lock-up agreement with the former Netintact stockholders under which they agreed not to sell the approximately 19,000,000 shares of our common stock that were issued to them as consideration for the acquisition or issuable upon exercise of warrants issued in connection with the acquisition.  Because all of these shares now have been released from the lock-up restrictions, the shares are freely tradable and may generally be sold without restriction, which could cause the trading price of our common stock to decline.

The NYSE Amex Equities may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

Our shares of common stock are listed on the NYSE Amex Equities. Maintaining our listing on the NYSE Amex Equities requires that we fulfill certain continuing listing standards, including maintaining a minimum equity level of $6 million, maintaining a trading price for our common stock that the NYSE Amex Equities does not consider unduly low and adhering to specified corporate governance requirements. If the NYSE Amex Equities delists our securities from trading, we could face significant consequences, including:

—	a limited availability for market quotations for our securities;

—	reduced liquidity with respect to our securities;

—
a determination that our common stock is a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;

—	a limited amount of news and analyst coverage for our company; and

—	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to NYSE Amex Equities rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards. Our failure to be listed on the NYSE Amex Equities or another established securities market would have a material adverse effect on the value of your investment in us.

If our common stock is not listed on the NYSE Amex Equities or another national exchange, the trading price of our common stock is below $5.00 per share and we have net tangible assets of $6,000,000 or less, the open-market trading of our common stock will be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. If our shares become subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

—	make a special written suitability determination for the purchaser;

—	receive the purchaser’s written agreement to the transaction prior to sale;

—
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

—
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, the market price of our securities may be adversely impacted, and current stockholders may find it more difficult to sell our securities.

Nevada law and our articles of incorporation and bylaws contain provisions that may discourage, delay or prevent a change in our management team that our stockholders may consider favorable or otherwise have the potential to impact our stockholders’ ability to control our company.

Nevada law and our articles of incorporation and bylaws contain provisions that may have the effect of preserving our current management or may impact our stockholders’ ability to control our company, such as:

—	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;

—	eliminating the ability of stockholders to call special meetings of stockholders;

—	restricting the ability of stockholders to take action by written consent; and

—	establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

These provisions could allow our Board of Directors to affect your rights as a stockholder since our Board of Directors can make it more difficult for common stockholders to replace members of the Board. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace our current management team. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire us and may impact the rights of common stockholders. All of the foregoing could adversely impact the price of our common stock and your rights as a stockholder.

We do not pay and do not expect to pay cash dividends on our common stock.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future. We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends, or that, even if the funds are legally available, the dividends will be paid.

Risks Related to Our Business

We expect to incur losses in future periods.

For the nine months ended September 30, 2009 and the year ended December 31, 2008 we incurred losses from operations of approximately $7.1 million and $15.0 million, respectively. We expect to continue to incur losses from operations in future periods. If we achieve profitability in a subsequent quarter, that may not be indicative of sustained profitability.  Any losses incurred in the future may result primarily from costs related to continued investments in sales and marketing, product development and administrative expenses. If our revenue growth does not occur or is slower than anticipated or our operating expenses exceed expectations, our losses will be greater. We may never achieve profitability.

Our PacketLogic family of products is currently our only suite of products. All of our current revenues and a significant portion of our future growth depend on our ability to continue its commercialization.

All of our current revenues and much of our anticipated future growth depend on our ability to continue and grow the commercialization of our PacketLogic family of products. We do not currently have plans or resources to develop additional product lines, so our future growth will largely be determined by market acceptance of our PacketLogic products. If customers do not adopt, purchase and deploy our PacketLogic products, our revenues will not grow and may decline.

Future financial performance will depend on the introduction and acceptance of our PL10000 product line and our future generations of PacketLogic products.

Our future financial performance will depend on the development, introduction and market acceptance of new and enhanced products that address additional market requirements in a timely and cost-effective manner. In the past, we have experienced delays in product development and such delays may occur in the future.

We introduced our PL10000 product line in early 2008. When we announce new products or product enhancements that have the potential to replace or shorten the life cycle of our existing products, customers may defer purchasing our existing products. These actions could harm our operating results by unexpectedly decreasing sales and exposing us to greater risk of product obsolescence.

We need to increase the functionality of our products and offer additional features in order to be competitive.

The market in which we operate is highly competitive and unless we continue to enhance the functionality of our products and add additional features, our competitiveness may be harmed and the average selling prices for our products may decrease over time. Such a decrease would generally result from the introduction of competing products and from the standardization of DPI technology. To counter this trend, we endeavor to enhance our products by offering higher system speeds and additional features, such as additional protection functionality, supporting additional applications and enhanced reporting tools. We may also need to reduce our per unit manufacturing costs at a rate equal to or faster than the rate at which selling prices decline. If we are unable to reduce these costs or to offer increased functionally and features, our profitability may be adversely affected.

If our products contain undetected software or hardware errors or performance deficiencies, we could incur significant unexpected expenses, experience purchase order cancellations and lose sales.

Network products frequently contain undetected software or hardware errors, failures or bugs when new products or new versions or updates of existing products are first released to the marketplace. Because we frequently introduce new versions and updates to our product line, previously unaddressed errors in the accuracy or reliability of our products, or issues with its performance, may arise. We expect that such errors or performance deficiencies will be found from time to time in the future in new or existing products, including the components incorporated therein, after the commencement of commercial shipments. These problems may have a material adverse effect on our business by requiring us to incur significant warranty repair costs and support related replacement costs, diverting the attention of our engineering personnel from new product development efforts, delaying the recognition of revenue and causing significant customer relations problems.

In addition, if our products are not accepted by customers due to defects or performance deficiencies, purchase orders contingent upon acceptance may be cancelled, which could result in a significant lost sales opportunity  or warranty returns exceed the amount we accrued for defect returns based on our historical experience, our operating results would be adversely affected.

Our products must properly interface with products from other vendors. As a result, when problems occur in a computer or communications network, it may be difficult to identify the sources of these problems. The occurrence of hardware and software errors, whether or not caused by our products, could result in the delay or loss of market acceptance of our products and any necessary revisions may cause us to incur significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, operating results and financial condition.

We have a limited operating history on which to evaluate our company.

We were founded in 2002 and became a public company in October 2003 upon our merger with Zowcom, Inc., a publicly-traded Nevada corporation having no operations. Prior to our acquisitions of the Netintact companies, we were a development stage company, devoting substantially all our efforts and resources to developing and testing new products and preparing for the introduction of our products into the marketplace. During this period, we generated insignificant revenues from sales of our products. We completed our share exchange with Netintact AB on August 18, 2006 and Netintact PTY on September 29, 2006. The products we sell today are derived primarily from Netintact. While we have the experience of Netintact operations on a stand-alone basis, we have had limited operating history on a combined basis upon which we can evaluate our business and prospects. We have yet to develop sufficient experience regarding actual revenues to be achieved from our combined operations.

We have only recently launched many of our products and services on a worldwide basis. Therefore, investors should consider the risks and uncertainties frequently encountered by companies in new and rapidly evolving markets, which include the following:

—	successfully introducing new products;

—	successfully servicing and upgrading new products once introduced;

—	increasing brand name recognition;

—	developing new, strategic relationships and alliances;

—	managing expanding operations and sales channels;

—	successfully responding to competition; and

—	attracting, retaining and motivating qualified personnel.

If we are unable to address these risks and uncertainties, our business, results of operations and financial condition could be materially and adversely affected.

Competition for experienced personnel is intense and our inability to attract and retain qualified personnel could significantly interrupt our business operations.

Our future performance will depend, to a significant extent, on the ability of our management to operate effectively, both individually and as a group. We are dependent on our ability to attract, retain and motivate high caliber key personnel. We have recently hired new employees and our plans to expand in all areas will require experienced personnel to augment our current staff. We expect to recruit experienced professionals in such areas as software and hardware development, sales, technical support, product marketing and management. We currently plan to expand our indirect channel partner program and we need to attract qualified business partners to broaden these sales channels. Economic conditions may result in significant competition for qualified personnel and we may not be able to attract and retain such personnel. Our business will suffer if it encounters delays in hiring these additional personnel.

Our performance is substantially dependent on the continued services and on the performance of our executive officers and other key employees, including our CEO, James Brear, and our Chief Technical Officer, Alexander Havang. Mr. Brear joined the Company and became our CEO in February 2008. The loss of the services of any of our executive officers or other key employees could materially and adversely affect our business. We believe we will need to attract, retain and motivate talented management and other highly skilled employees in order to execute on our business plan. We may be unable to retain our key employees or attract, assimilate and retain other highly qualified employees in the future. Competitors and others have in the past, and may in the future, attempt to recruit our employees. In California, where we are headquartered, non-competition agreements with employees are generally unenforceable. As a result, if an employee based in California leaves the Company for any reason, he or she will generally be able to begin employment with one of our competitors or otherwise to compete immediately against us.

We currently do not have key person insurance in place. If we lose one of the key officers, we must attract, hire, and retain an equally competent person to take his or her place. There is no assurance that we would be able to find such an employee in a timely fashion. If we fail to recruit an equally qualified replacement or incur a significant delay, our business plans may slow down or stop. We could fail to implement our strategy or lose sales and marketing and development momentum.

Also, in early 2008 we reorganized our sales and marketing efforts, including a significant reduction in workforce in these areas and the announcement of two new senior sales management personnel. In April 2009, as a result of outsourcing our hardware engineering and operations functions, we reduced headcount in our Los Gatos, California and Varberg, Sweden offices, resulting in the reduction of approximately 25% of our workforce.  These reductions in our workforce may impair our ability to recruit and retain qualified employees in the future, and there can be no assurance that these personnel additions or our reorganization efforts will have the positive effect on our business operations as planned by management.

Failure to expand our sales teams or educate them about technologies and our product families may harm our operating results.

The sale of our products requires a concerted effort that is frequently targeted at several levels within a prospective customer's organization. We may not be able to increase net revenue unless we expand our sales teams to address all of the customer requirements necessary to sell our products. We reorganized our sales and marketing efforts in 2008, including a significant reduction in workforce in these areas and the addition of two senior sales management personnel. We expect to continue hiring in this area, but there can be no assurance that these personnel additions or our reorganization efforts will have the positive effect on our business operations as planned by management.

We cannot assure you that we will be able to integrate our employees into the company or to educate current and future employees in regard to rapidly evolving technologies and our product families. Failure to do so may hurt our revenue growth and operating results.

Increased customer demands on our technical support services may adversely affect our relationships with our customers and our financial results.

We offer technical support services with our products. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services offered by actual or potential competitors. Further customer demand for these services, without corresponding revenues, could increase costs and adversely affect our operating results. If we experience financial difficulties, do not maintain sufficiently skilled workers and resources to satisfy our contracts, or otherwise fail to perform at a sufficient level under these contracts, the level of support services to our customers may be significantly disrupted, which could materially harm our relationships with these customers and our results of operations.

We must continue to develop and increase the productivity of our indirect distribution channels to increase net revenue and improve our operating results.

A key focus of our distribution strategy is developing and increasing the productivity of our indirect distribution channels through resellers and distributors. If we fail to develop and cultivate relationships with significant resellers, or if these resellers are not able to execute on their sales efforts, sales of our products may decrease and our operating results could suffer. Many of our resellers also sell products from other vendors that compete with our products. We cannot assure you that we will be able to enter into additional reseller and/or distribution agreements or that we will be able to manage our product sales channels. Our failure to do any of these could limit our ability to grow or sustain revenue. In addition, our operating results will likely fluctuate significantly depending on the timing and amount of orders from our resellers. We cannot assure you that our resellers and/or distributors will continue to market or sell our products effectively or continue to devote the resources necessary to provide us with effective sales, marketing and technical support. Such failure would negatively affect revenue and our potential to achieve profitability.

We may be unable to compete effectively with other companies in our market sector which are substantially larger and more established and have greater resources.

We compete in a rapidly evolving and highly competitive sector of the networking technology market, on the basis of price, service, warranty and the performance of our products.  We expect competition to persist and intensify in the future from a number of different sources.  Increased competition could result in reduced prices and gross margins for our products and could require increased spending by us on research and development, sales and marketing and customer support, any of which could have a negative financial impact on our business.  We compete with Cisco Systems, Allot, Arbor Networks, Blue Coat, Juniper, Ericsson, Brocade Communications Systems and Sandvine, as well as other companies which sell products incorporating competing technologies.  In addition, our products and technology compete for information technology budget allocations with products that offer monitoring capabilities, such as probes and related software.  We also face indirect competition from companies that offer broadband service providers increased bandwidth and infrastructure upgrades that increase the capacity of their networks, which may lessen or delay the need for bandwidth management solutions.

Most of our competitors are substantially larger than we are and have significantly greater name recognition and financial, sales and marketing, technical, manufacturing and other resources and more established distribution channels than we do.  These competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than we can.  We have encountered, and expect to encounter, customers who are extremely confident in, and committed to, the product offerings of our competitors.  Furthermore, some of our competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties to increase their ability to rapidly gain market share by addressing the needs of our prospective customers.  These competitors may enter our existing or future markets with solutions that may be less expensive, provide higher performance or additional features or be introduced earlier than our solutions. Given the potential opportunity in the bandwidth management solutions market, we also expect that other companies may enter with alternative products and technologies, which could reduce the sales or market acceptance of our products and services, perpetuate intense price competition or make our products obsolete.  If any technology that is competing with ours is or becomes more reliable, higher performing, less expensive or has other advantages over our technology, then the demand for our products and services would decrease, which would harm our business.

If we are unable to effectively manage our anticipated growth, we may experience operating inefficiencies and have difficulty meeting demand for our products.

We seek to manage our growth so as not to exceed our available capital resources. If our customer base and market grow rapidly, we would need to expand to meet this demand. This expansion could place a significant strain on our management, products and support operations, sales and marketing personnel and other resources, which could harm our business.

If demand for our products and services grows rapidly, we may experience difficulties meeting the demand. For example, the installation and use of our products requires training. If we are unable to provide training and support for our products, the implementation process will be longer and customer satisfaction may be lower. In addition, our management team may not be able to achieve the rapid execution necessary to fully exploit the market for our products and services. We cannot assure you that our systems, procedures or controls will be adequate to support the anticipated growth in our operations. The failure to meet the challenges presented by rapid customer and market expansion would cause us to miss sales opportunities and otherwise have a negative impact on our sales and profitability.

We may not be able to install management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations.

Unstable market and economic conditions may have serious adverse consequences on our business.

Our general business strategy may be adversely affected by the current global economic downturn and volatile business environment and continued unpredictable and unstable market conditions. If the current financial markets continue to experience volatility or further deterioration, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive.  In addition, a prolonged or deeper economic downturn may result in reduced demand for our products, or adversely impact our customers’ ability to pay for our products, which would harm our operating results. There is also a risk that one or more of our current service providers, manufacturers and other partners may not survive in the current economic environment, which would directly affect our ability to attain our operating goals on schedule and on budget. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our financial performance and stock price and could require us to change our business plans.

We have limited ability to protect our intellectual property and defend against claims which may adversely affect our ability to compete.

For our primary line of PacketLogic products, we rely primarily on trade secret law, contractual rights and trademark law to protect our intellectual property rights. We cannot assure you that the actions we have taken will adequately protect our intellectual property rights or that other parties will not independently develop similar or competing products that do not infringe on our patents. We enter into confidentiality or license agreements with our employees, consultants and corporate partners, and control access to and distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise misappropriate or use our products or technology.

In an effort to protect our unpatented proprietary technology, processes and know-how, we require our employees, consultants, collaborators and advisors to execute confidentiality agreements. These agreements, however, may not provide us with adequate protection against improper use or disclosure of confidential information. These agreements may be breached, and we may not become aware of, or have adequate remedies in the event of, any such breach. In addition, in some situations, these agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants, collaborators or advisors have previous employment or consulting relationships. Also, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. If we are found to infringe on the proprietary rights of others, or if we agree to settle any such claims, we could be compelled to pay damages or royalties and either obtain a license to those intellectual property rights or alter our products so that they no longer infringe upon such proprietary rights. Any license could be very expensive to obtain or may not be available at all. Similarly, changing our products or processes to avoid any claims of infringement may be costly or impractical. Litigation resulting from claims that we are infringing the proprietary rights of others could result in substantial costs and a diversion of resources, and could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to have our products manufactured quickly enough to keep up with demand, our operating results could be harmed.

If the demand for our products grows, we will need to increase our capacity for material purchases, production, test and quality control functions. Any disruptions in product flow could limit our revenue growth and adversely affect our competitive position and reputation, and result in additional costs or cancellation of orders under agreements with our customers.

While our PacketLogic products are software based, we rely on independent contractors to manufacture the hardware components on which are products are installed and operate. We are reliant on the performance of these contractors to meet business demand, and may experience delays in product shipments from contract manufacturers. Contract manufacturer performance problems may arise in the future, such as inferior quality, insufficient quantity of products, or the interruption or discontinuance of operations of a manufacturer, any of which could have a material adverse effect on our business and operating results.

We do not know whether we will effectively manage our contract manufacturers or that these manufacturers will meet our future requirements for timely delivery of product components of sufficient quality and quantity. We also intend to regularly introduce new products and product enhancements, which will require that we rapidly achieve volume production by coordinating our efforts with those of our suppliers and contract manufacturers. The inability of our contract manufacturers to provide us with adequate supplies of high-quality product components may cause a delay in our ability to fulfill orders and may have a material adverse effect on our business, operating results and financial condition.

As part of our cost-reduction efforts, we will endeavor to lower per unit product costs from our contract manufacturers by means of volume efficiencies and the utilization of manufacturing sites in lower-cost geographies. However, we cannot be certain when or if such price reductions will occur. The failure to obtain such price reductions would adversely affect our gross margins and operating results.

Most of our operations and logistics functions are outsourced to a single third party service provider, and any disruption to the services provided by this third party could disrupt the availability or quality of our products, which would negatively impact our business.

In April 2009, we entered into an agreement to outsource substantially all our operations and logistics functions to Continuous Computing Corporation of San Diego, California.  These operations and logistics functions were formerly handled in our Los Gatos, California facility.  Continuous Computing loads Procera’s software into servers and other hardware devices, performs testing and inspection services and ships directly to Procera’s customers.

Outsourcing may not yield the benefits we expect, and instead could result in increased product costs and product delivery delays.  Outsourced operations and logistics could create disruptions in the availability of our products if the timeliness or quality of products delivered does not meet our requirements or our customers’ expectations.  Such problems or delays could be caused by a number of factors including, but not limited to: financial viability of an outsourced vendor, availability of components to the outsourced vendor, improper product specifications, and the learning curve to commence operations and logistics functions at a new outsourced site.  If product supply is adversely affected because of problems in outsourcing we may lose sales.

If our agreement with Continuous Computing terminates or if Continuous Computing does not perform its obligations under our agreement, it could take many months to find and establish an alternative relationship with another outsource manufacturer to provide these services, or to re-establish this capability ourselves.  During this time, we may not be able to fulfill our customers’ orders for most of our products in a timely manner. The cost of establishing alternative capabilities to replace those offered by Continuous Computing could be prohibitive.

Any delays in meeting customer demand or quality problems resulting from product loaded, tested, inspected and prepared for shipping by Continuous Computing could result in lost or reduced future sales to key customers and could have a material negative impact on our net sales and results of operations.

If our suppliers fail to adequately supply us with certain original equipment manufacturer, or OEM, sourced components, our product sales may suffer.

Reliance upon OEMs, as well as industry supply conditions generally involves several additional risks, including the possibility of a shortage of components and reduced control over delivery schedules (which can adversely affect our distribution schedules), and increases in component costs (which can adversely affect our profitability). Most of our hardware products, or the components of our hardware components, are based on industry standards and are therefore available from multiple manufacturers. If our supplier were to fail to deliver, alternative suppliers are available, although qualification of the alternative manufacturers and establishment of reliable suppliers could result in delays and a possible loss of sales, which could affect operating results adversely.  However, in some specific cases we have single-sourced components, because alternative sources are not currently available.  If these components were to become not available, we could experience more significant, though temporary, supply interruptions, delays, or inefficiencies, adversely affecting our results of operations.

Sales of our products to large broadband service providers can involve a lengthy sales cycle, which may cause our revenues to fluctuate from period to period and could result in us expending significant resources without making any sales.

Our sales cycles are generally lengthy, as our customers undertake significant testing to assess the performance of our products within their networks. As a result, we may invest significant time from initial contact with a customer until that end-customer decides to incorporate our products in its network. We may also expend significant resources attempting to persuade large broadband service providers to incorporate our products into their networks without any measure of success. Even after deciding to purchase our products, initial network deployment and acceptance testing of our products by a large broadband service provider may last several years. Carriers, especially in North America, often require that products they purchase meet Network Equipment Building System, or NEBS, certification requirements, which relate the reliability of telecommunications equipment. While our PacketLogic products and future products are and are expected to be designed to meet NEBS certification requirements, they may fail to do so.

Due to our lengthy sales cycle, particularly to larger customers, and our revenue recognition practices, we expect our revenue may fluctuate dramatically from period to period. In pursuing sales opportunities with larger enterprises, we expect that we will make fewer sales to larger entities, but that the magnitude of individual sales will be greater. We may report substantial revenue growth in the period that we recognize the revenue from a large sale, which may not be repeated in an immediately subsequent period. As such, our revenues could fluctuate materially from period to period, which may cause the price of our common stock to decline. In addition, even after we have received commitments from a customer to purchase our products, in accordance with our revenue recognition practices we may not be able to recognize and report the revenue from that purchase for months or years. As a result, there could be significant delays in our receipt and recognition of revenue following sales orders for our products.

In addition, if a competitor succeeds in convincing a large broadband service provider to adopt that competitor's product, it may be difficult for us to displace the competitor because of the cost, time, effort and perceived risk to network stability involved in changing solutions. As a result we may incur significant expense without generating any sales.

Our operating results could be adversely affected by product sales occurring outside the United States and fluctuations in the value of the United States Dollar against foreign currencies.

A significant percentage of PacketLogic sales are generated outside of the United States. PacketLogic sales and operating expenses denominated in foreign currencies could affect our operating results as foreign currency exchange rates fluctuate. Changes in exchange rates between these foreign currencies and the U.S. Dollar will affect the recorded levels of our assets and liabilities as foreign assets and liabilities are translated into U.S. Dollars for presentation in our financial statements, as well as our net sales, cost of goods sold, and operating margins. The primary foreign currencies in which we have exchange rate fluctuation exposure are the European Union Euro, the Swedish Krona and the Australian Dollar. As we expand, we could be exposed to exchange rate fluctuations in other currencies. Exchange rates between these currencies and U.S. Dollars have fluctuated significantly in recent years and may do so in the future. Hedging foreign currencies can be difficult. We cannot predict the impact of future exchange rate fluctuations on our operating results. We currently do not hedge any foreign currencies.

Legislative actions, higher insurance costs and new accounting pronouncements are likely to impact our future financial position and results of operations.

Legislative and regulatory changes and future accounting pronouncements and regulatory changes have, and will continue to have, an impact on our future financial position and results of operations. In addition, insurance costs, including health and workers' compensation insurance premiums, have been increasing on an historical basis and are likely to continue to increase in the future. Recent and future pronouncements associated with expensing executive compensation and employee stock option may also impact operating results. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Our internal controls may be insufficient to ensure timely and reliable financial information.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and effectively prevent fraud. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Generally Accepted Accounting Principles. A company's internal control over financial reporting includes those policies and procedures that:

●	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

●
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

●
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

We described a material weakness with our internal controls under Item 9A of our Annual Report for the year ended December 31, 2007, and also identified other significant deficiencies in our internal controls. For the year ended December 31, 2008 we did not identify any material weaknesses.

Under the supervision of our Audit Committee, we are continuing the process of identifying and implementing corrective actions where required to improve the design and effectiveness of our internal control over financial reporting, including the enhancement of systems and procedures. We have a small accounting staff and limited resources and expect that we will continue to be subject to the risk of additional material weaknesses and significant deficiencies.

Even after corrective actions are implemented, the effectiveness of our controls and procedures may be limited by a variety of risks including:

●	faulty human judgment and simple errors, omissions or mistakes;

●	collusion of two or more people;

●	inappropriate management override of procedures; and

●	the risk that enhanced controls and procedures may still not be adequate to assure timely and reliable financial information.

If we fail to have effective internal controls and procedures for financial reporting in place, we could be unable to provide timely and reliable financial information. Additionally, if we fail to have effective internal controls and procedures for financial reporting in place, it could adversely affect our financial reporting requirements under future government contracts.

Accounting charges may cause fluctuations in our annual and quarterly financial results which could negatively impact the market price of our common stock.

Our financial results may be materially affected by non-cash and other accounting charges. Such accounting charges may include:

●	amortization of intangible assets, including acquired product rights;

●	impairment of goodwill;

●	stock-based compensation expense; and

●	impairment of long-lived assets.

The foregoing types of accounting charges may also be incurred in connection with or as a result of business acquisitions. The price of our common stock could decline to the extent that our financial results are materially affected by the foregoing accounting charges. Our effective tax rate may increase, which could increase our income tax expense and reduce our net income. Our effective tax rate could be adversely affected by several factors, many of which are outside of our control, including:

●	changes in the relative proportions of revenues and income before taxes in the various jurisdictions in which we operate that have differing statutory tax rates;

●	changing tax laws, regulations and interpretations in multiple jurisdictions in which we operate, as well as the requirements of certain tax rulings;

●	changes in accounting and tax treatment of stock-based compensation;

●	the tax effects of purchase accounting for acquisitions and restructuring charges that may cause fluctuations between reporting periods; and

●	tax assessments, or any related tax interest or penalties, which could significantly affect our income tax expense for the period in which the settlements take place.

The price of our common stock could decline if our financial results are materially affected by the foregoing.

Our headquarters are located in Northern California where disasters may occur that could disrupt our operations and harm our business.

Our corporate headquarters are located in Silicon Valley in Northern California. Historically, this region has been vulnerable to natural disasters and other risks, such as earthquakes, which at times have disrupted the local economy and posed physical risks to us and our local suppliers. In addition, terrorist acts or acts of war targeted at the United States, and specifically Silicon Valley, could cause damage or disruption to us, our employees, facilities, partners, suppliers, distributors and resellers, and customers, which could have a material adverse effect on our operations and financial results. Although we currently have significant redundant capacity in Sweden in the event of a natural disaster or catastrophic event in Silicon Valley, our business could nonetheless suffer. The operations in Sweden are subject to disruption by extreme winter weather.

Acquisitions may disrupt or otherwise have a negative impact on our business.

We may seek to acquire or make investments in complementary businesses, products, services or technologies on an opportunistic basis when we believe they will assist us in executing our business strategy. Growth through acquisitions has been a viable strategy used by other network control and management technology companies. In 2006, we completed acquisitions of the Netintact entities. These and any future acquisitions could distract our management and employees and increase our expenses.

In addition, following any acquisition, including our acquisition of the Netintact entities, the integration of the acquired business, product, service or technology is complex, time consuming and expensive, and may disrupt our business. These challenges include the timely and efficient execution of a number of post-transaction integration activities, including:

●	integrating the operations and technologies of the two companies;

●	retaining and assimilating the key personnel of each company;

●	retaining existing customers of both companies and attracting additional customers;

●	leveraging our existing sales channels to sell new products into new markets;

●	developing an appropriate sales and marketing organization and sales channels to sell new products into new markets;

●	retaining strategic partners of each company and attracting new strategic partners; and

●	implementing and maintaining uniform standards, internal controls, processes, procedures, policies and information systems.

The process of integrating operations and technology could cause an interruption of, or loss of momentum in, our business and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with an acquisition and the integration of our operations and technology could have an adverse effect on our business, results of operations or financial condition. Furthermore, the execution of these post-transaction integration activities will involve considerable risks and may not come to pass as we envision. The inability to integrate the operations, technology and personnel of an acquired business with ours, or any significant delay in achieving integration, could have a material adverse effect on our business and, as a result, on the market price of our common stock.

Furthermore, we issued equity securities to pay for the Netintact acquisitions which had a dilutive effect on its existing stockholders and we may have to incur debt or issue equity securities to pay for any future acquisitions, the issuance of which could be dilutive to our existing stockholders.

Risks Related to Our Industry

Demand for our products depends, in part, on the rate of adoption of bandwidth-intensive broadband applications, such as peer-to-peer, or P2P, and latency-sensitive applications, such as voice-over-Internet protocol, or VoIP, Internet video and online video gaming applications.

Our products are used by broadband service providers and enterprises to provide awareness, control and protection of Internet traffic by examining and identifying packets of data as they pass an inspection point in the network, particularly bandwidth-intensive applications that cause congestion in broadband networks and impact the quality of experience of users. In addition to the general increase in applications delivered over broadband networks that require large amounts of bandwidth, such as P2P applications, demand for our products is driven particularly by the growth in applications which are highly sensitive to network delays and therefore require efficient network management. These applications include VoIP, Internet video and online video gaming applications. If the rapid growth in adoption of VoIP and in the popularity of Internet video and online video gaming applications does not continue, the demand for our products may not grow as anticipated.

If the bandwidth management solutions market fails to grow, our business will be adversely affected.

We believe that the market for bandwidth management solutions is in an early stage of development. We cannot accurately predict the future size of the market, the products needed to address the market, the optimal distribution strategy, or the competitive environment that will develop. In order for us to execute our strategy, our potential customers must recognize the value of more sophisticated bandwidth management solutions, decide to invest in the management of their networks and the performance of important business software applications and, in particular, adopt our bandwidth management solutions. The growth of the bandwidth management solutions market also depends upon a number of factors, including the availability of inexpensive bandwidth, especially in international markets, and the growth of wide area networks. The failure of the market to rapidly grow would adversely affect our sales and sales prospects, leading to sustained financial losses and a decline in the price of our common stock.

The market for our products in the network provider market is still emerging and our growth may be harmed if carriers do not adopt DPI solutions.

The market for DPI technology is still emerging and the majority of our sales to date have been to small and midsize broadband service providers and enterprises. We believe that the Tier 1 carriers, as well as cable and mobile operators, present a significant market opportunity and are an important element of our long term strategy, but they are still in the early stages of adopting and evaluating the benefits and applications of DPI technology. Carriers may decide that full visibility into their networks or highly granular control over content based applications is not critical to their business. They may also determine that certain applications, such as VoIP or Internet video, can be adequately prioritized in their networks by using router and switch infrastructure products without the use of DPI technology. They may also, in some instances, face regulatory constraints that could change the characteristics of the markets. Carriers may also seek an embedded DPI solution in capital equipment devices such as routers rather than the stand-alone solution offered by us. Furthermore, widespread adoption of our products by carriers will require that they migrate to a new business model based on offering subscriber and application-based tiered services. If carriers decide not to adopt DPI technology, our market opportunity would be reduced and our growth rate may be harmed.

The network equipment market is subject to rapid technological progress and to compete we must continually introduce new products or upgrades that achieve broad market acceptance.

The network equipment market is characterized by rapid technological progress, frequent new product introductions, changes in customer requirements and evolving industry standards. If we do not regularly introduce new products or upgrades in this dynamic environment, our product lines will become obsolete. Developments in routers and routing software could also significantly reduce demand for our products. Alternative technologies could achieve widespread market acceptance and displace the technology on which we have based our product architecture. We cannot assure you that our technological approach will achieve broad market acceptance or that other technology or devices will not supplant our products and technology.

Our products must comply with evolving industry standards and complex government regulations or else our products may not be widely accepted, which may prevent us from growing our net revenue or achieving profitability.

The market for network equipment products is characterized by the need to support new standards as they emerge, evolve and achieve acceptance. We will not be competitive unless we continually introduce new products and product enhancements that meet these emerging standards. We may not be able to effectively address the compatibility and interoperability issues that arise as a result of technological changes and evolving industry standards. Our products must be compliant with various United States federal government requirements and regulations and standards defined by agencies such as the Federal Communications Commission, in addition to standards established by governmental authorities in various foreign countries and recommendations of the International Telecommunication Union. If we do not comply with existing or evolving industry standards or if we fail to obtain timely domestic or foreign regulatory approvals or certificates, we will not be able to sell our products where these standards or regulations apply, which may prevent us from sustaining our net revenue or achieving profitability.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any document incorporated by reference into this prospectus.

You should read this prospectus supplement and the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 18,000,000 shares of common stock that we are offering will be approximately $6.5 million, based on the offering price of $0.40 per share and after deducting the estimated placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of our shares of common stock offered by this prospectus for general working capital purposes, including:

•	Procuring inventory for sale to our customers;

•	Increasing our research and development activities, including hiring additional software engineers; and

•	Increasing our sales and marketing activities, including hiring additional sales and marketing employees.

We may also use a portion of the net proceeds to pay down debt, or to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to the repayment of any debt or any acquisitions as of the date of this prospectus supplement. Pending these uses, we intend to invest the net proceeds in demand deposits, money market accounts or in investment-grade, interest-bearing securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2009:

—	on an actual basis; and

—
on an as adjusted basis to effect our sale of 18,000,000 shares of our common stock in this offering, based on the offering price of $0.40 per share, and after deducting the estimated placement agent fees and estimated offering expenses payable by us.

This table should be read in conjunction with our financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	September 30, 2009
	Actual	As Adjusted

Cash and cash equivalents	$2,389,449	$8,935,449

Stockholders’ Equity:
Common stock, $0.001 par value, 130,000,000 shares authorized, 94,082,724 shares of common stock issued and outstanding actual; and 112,082,724 shares issued and outstanding, as adjusted	94,083	112,083
Additional paid-in capital	67,356,581	74,034,581
Accumulated other comprehensive loss	(281,086)	(281,086)

Accumulated deficit	(60,002,015)	(60,152,015)

Total stockholders’ equity	7,167,563	13,713,563
Total Capitalization	$7,167,563	$13,713,563

The outstanding share information above is based on 94,082,724 shares of our common stock outstanding as of September 30, 2009 and does not include:

—	7,650,531 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2009, at a weighted-average exercise price of $1.13 per share;

—	3,660,021 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2009, at a weighted-average exercise price of $1.04 per share; and

—	an aggregate of 3,566,541 shares of our common stock available for grant under our 2003 Stock Option Plan, 2004 Stock Option Plan and 2007 Equity Incentive Plan.

DETERMINATION OF OFFERING PRICE

We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price, daily average trading volume of our common stock, our current stage of development, future capital needs and other factors.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value (unaudited) at September 30, 2009, was approximately $6.2 million, or $0.07 per share, based on 94,082,724 shares of our common stock outstanding as of September 30, 2009. After giving effect to the sale of 18,000,000 shares of common stock by us at an offering price of $0.40 per share, less the estimated placement agent fees due and estimated offering expenses payable by us, our as adjusted net tangible book value (unaudited) at September 30, 2009, would have been approximately $12.7 million, or $0.11 per share. This represents an immediate increase in the net tangible book value of $0.04 per share to existing stockholders and an immediate dilution of $0.29 per share to investors in this offering. The following table illustrates this per share dilution:

Offering price per share		$0.40
Historical net tangible book value per share as of September 30, 2009	$0.07
Increase in historical net tangible book value per share attributable to investors in this offering	$0.04
As adjusted net tangible book value per share after giving effect to this offering		$0.11
Dilution per share to investors in this offering		$0.29

The information above is based on 94,082,724 shares of our common stock outstanding as of September 30, 2009 and does not include:

—	7,650,531 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2009, at a weighted-average exercise price of $1.13 per share;

—	3,660,021 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2009, at a weighted-average exercise price of $1.04 per share; and

—	an aggregate of 3,566,541 shares of our common stock available for grant under our 2003 Stock Option Plan, 2004 Stock Option Plan and 2007 Equity Incentive Plan.

PLAN OF DISTRIBUTION

We are offering the shares of our common stock through Merriman Curhan Ford & Co., as our placement agent (“Placement Agent”).  Subject to the terms and conditions contained in the placement agent agreement, dated March 1, 2010 (the “Placement Agent Agreement”), Merriman Curhan Ford & Co. has agreed to act as the Placement Agent for the sale of up to 18,000,000 shares of our common stock. The Placement Agent is not purchasing or selling any shares by this prospectus supplement, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of shares, but have agreed to use commercially reasonable efforts to arrange for the sale of all 18,000,000 shares.

The terms of any such offering will be subject to market conditions and private negotiations between us and prospective purchasers.  The placement agent agreement does not give rise to any commitment by the placement agent to purchase any of our shares, and the placement agent will have no authority to bind us by virtue of the placement agent agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We will enter into subscription agreements directly with the purchasers in connection with this offering, and we will only sell to purchasers who have entered into subscription agreements.The Placement Agent Agreement provides that the obligations of the Placement Agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from our counsel and us.

Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the common stock, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of 18,000,000 shares of common stock will take place on or about March 4, 2010. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares. A portion of the funds received in payment for the shares sold in this offering will be deposited into an escrow account pursuant to an escrow agreement between us, the Placement Agent and an escrow agent, and held until we and the Placement Agent notify the escrow agent that the offering has closed. The escrow agent will not accept any investor funds until the date of this prospectus supplement.

On the scheduled closing date, we will receive funds in the amount of the aggregate purchase price, and Merriman Curhan Ford & Co. will receive a commission in accordance with the terms of the Placement Agent Agreement.  We will pay the Placement Agent a commission equal to seven percent (7.0%) of the gross proceeds of the sale of shares of common stock in the offering and issue to the Placement Agent a warrant to purchase a number of shares of common stock equal to one percent (1.0%) of the number of shares purchased in the offering (the “Placement Warrant”), or 180,000 shares of common stock.  The Placement Warrant shall have a term of three (3) years and be immediately exercisable at a price of $0.40 per share.  The estimated offering expenses payable by us, in addition to the Placement Agent’s commission of $504,000, are approximately $150,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock. After deducting the estimated placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $6.5 million.

Pursuant to the Placement Agent Agreement,  we have agreed that we will not, for a period of ninety (90) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of the Placement Agent, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, other than (i) our sale of the shares pursuant to this Prospectus and (ii) the issuance of restricted common stock or options to acquire common stock pursuant to our employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and the issuance of common stock pursuant to the valid exercises of options, warrants or rights outstanding on the closing date.  In addition, certain of our directors and officers have agreed not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of common stock or any such securities and not to engage in any short selling of any common stock or any such securities, during the Lock-Up Period, without the prior written consent of the Placement Agent.  We have also agreed that during the Lock-Up Period, we will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, common stock or any securities convertible into or exercisable or exchangeable for common stock, except for a registration statement on Form S−8 relating to employee benefit plans.  We have agreed that (i) if we issue an earnings release or material news, or if a material event relating to our company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, we announce that we will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the foregoing restrictions shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Placement Agent Agreement. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The Placement Agent Agreement and Placement Warrant will be included as exhibits to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering.  The transfer agent for our common stock to be issued in this offering is Pacific Stock Transfer Company.

LEGAL MATTERS

McDonald Carano Wilson LLP will pass upon the validity of the common stock being offered by this prospectus.  The Placement Agent is being represented by Loeb and Loeb LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Procera Networks, Inc.  The SEC’s Internet site can be found at http://www.sec.gov.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus (File No. 001-33691):

—	our Form 10-K Annual Report for the fiscal year ended December 31, 2008 and filed on March 16, 2009;

—	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, December 31, 2009 and September 30, 2009, filed with the SEC on May 18, 2009, August 12, 2009, November 9, 2009, respectively;

—
our Current Reports on Form 8-K filed March 19, 2009, April 13, 2009, April 30, 2009, May 8, 2009, July 17, 2009, November 4, 2009, November 17, 2009, December 11, 2009 and January 20, 2010 and on Form 8-K/A on February 11, 2009; and

—
the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on September 19, 2007, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Procera Networks, Inc.
100-C Cooper Court.
Los Gatos, California 95032
(408) 890-7100
Attn: Corporate Secretary

PROSPECTUS

18,000,000 Shares of Common Stock

From time to time, we may offer and sell shares of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus, to be determined at or prior to the time of sale, up to 18,000,000 shares. We will specify in an accompanying prospectus supplement the terms of any offering.  We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering.  We may sell these shares to or through underwriters and also to other purchasers or through agents.  We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

You should read this prospectus and any prospectus supplement and/or free writing prospectus carefully before you invest.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” on page 1 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The shares of our common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is currently listed on the NYSE Amex Equities U.S. Market under the symbol “PKT.” On January 12, 2010, the last reported sales price for our common stock was $0.61 per share. As of January 12, 2010, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $55,782,932, which was calculated based on 91,447,429 shares of outstanding common stock held by non-affiliates and on a price of $0.61 per share, the closing price of our common stock on January 12, 2010. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell up to 18,000,000 shares of our common stock in one or more offerings. Each time we sell any of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also use the prospectus supplement to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

We may sell shares of our common stock through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of common stock. The prospectus supplement, which we will prepare and file with the SEC each time we offer shares of common stock, will set forth the names of any underwriters, agents or others involved in the sale of common stock, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

i

SUMMARY

Procera Networks, Inc.

We are a provider of broadband bandwidth management and control products for broadband communications networks. Our products enable network congestion management, network operating intelligence, and subscriber or user service management. Our products are based upon proprietary network traffic identification technology based upon deep-packet inspection, or DPI, capabilities, as well as network reporting functions. Our products are used by entities that have a broadband network, including communications service providers, universities, enterprises and government entities. The communications service providers that use our products include cable, telephone and mobile communications companies.

Our products include software applications running on a high performance hardware platform. The high performance hardware platform is designed to handle broadband network throughput ranging from 4 megabytes per second to 40 gigabytes per second per device. Multiple devices can be deployed in a synchronized cluster, linearly scaling to 64 devices and through-put of 2.5 terabytes per second.

Network administrators typically use our products to monitor network use or traffic on an application and user-specific basis in real-time. Our products enable network administrators to improve network utilization, thereby reducing additional infrastructure investment. Our software application is branded PacketLogic TM. The PacketLogic software application has five functional modules: traffic identification and classification, traffic shaping, traffic filtering, flow statistics and web-based statistics.

We were incorporated in 2002, and in October 2003, we merged with Zowcom, Inc., a publicly-traded Nevada corporation. Our principal executive offices are located at 100 Cooper Court, Los Gatos, CA 95032. Further information can be found on our website: www.proceranetworks.com. Information found on our website is not incorporated by reference into this prospectus. Our telephone number is (408) 890-7100.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. The prospectus supplement applicable to a particular offering of common stock will contain a discussion of the risks applicable to an investment in Procera and to the shares of common stock that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our shares of common stock could decline due to any of these risks, and you may lose all or part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus or any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above, as well as the risk factors referred to on page 1 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

1

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our shares of common stock covered by this prospectus for general working capital purposes, including:

—      Procuring inventory for sale to our customers;

—      Increasing our research and development activities, including hiring additional software engineers; and

—      Increasing our sales and marketing activities, including hiring additional sales and marketing employees.

We may also use a portion of the net proceeds to pay down debt, or to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in demand deposits, money market accounts or in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell shares of our common stock through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

—	the name or names of any underwriters;

—	the purchase price of the shares of our common stock and the proceeds we will receive from the sale;

—	any over-allotment options under which underwriters may purchase additional shares of our common stock from us;

—	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

—	any public offering price;

—	any discounts or concessions allowed or reallowed or paid to dealers; and

—	any securities exchange or market on which the shares of our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the shares of our common stock for their own account and may resell the shares of our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to our purchase shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

2

We may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

McDonald Carano Wilson LLP will pass upon the validity of the common stock being offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PMB Helin Donovan LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Procera Networks, Inc.  The SEC’s Internet site can be found at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling the registrant pursuant to the provisions described in Item 15 of the registration statement or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

3

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

—	our Form 10-K Annual Report for the fiscal year ended December 31, 2008 and filed on March 16, 2009 (File No. 001-33691);

—	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, December 31, 2009 and September 30, 2009, filed with the SEC on May 18, 2009, August 12, 2009, November 9, 2009, respectively;

—
our Current Reports on Form 8-K filed March 19, 2009, April 13, 2009, April 30, 2009, May 8, 2009, July 17, 2009, November 4, 2009, November 17, 2009, December 11, 2009 and January 20, 2010 and on Form 8-K/A on February 11, 2009; and

—
the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on September 19, 2007 (File No. 001-33691), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Procera Networks, Inc.
100-C Cooper Court.
Los Gatos, California 95032
(408) 890-7100
Attn: Corporate Secretary

4